                                                              EXECUTION COPY

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                     U.S. Timberlands Klamath Falls, L.L.C.


                         U.S. Timberlands Finance Corp.
                                _______________

                                  $225,000,000


                           9 5/8% SENIOR NOTES DUE 2007
                                 _____________


                                   INDENTURE


                         Dated as of November 19, 1997
                                 _____________


                      State Street Bank and Trust Company

                                    Trustee

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

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                         Indenture Section
---------------                                       -----------------
  310(a)(1).........................................        7.10
        (a)(2)......................................        7.10
        (a)(3)......................................        N.A.
        (a)(4)......................................        N.A.
        (a)(5)......................................        7.10
        (b).........................................   7.8; 7.10
        (c).........................................        N.A.
  311(a)............................................        7.11
        (b).........................................        7.11
        (c).........................................        N.A.
  312(a)............................................         2.5
        (b).........................................        11.3
        (c).........................................        11.3
  313(a)............................................         7.6
        (b)(1)......................................        N.A.
        (b)(2)......................................         7.6
        (c).........................................         7.6
        (d).........................................         7.6
  314(a)............................................    4.3; 4.4
        (b).........................................        N.A.
        (c)(1)......................................        11.4
        (c)(2)......................................        11.4
        (c)(3)......................................        N.A.
        (d).........................................        N.A.
        (e).........................................        11.5
        (f).........................................        N.A.
  315(a)............................................         7.1(2)
        (b).........................................         7.5
        (c).........................................         7.1(1)
        (d).........................................         7.1(3)
        (e).........................................        6.11
  316(a)(last sentence).............................        2.10
        (a)(1)(A)...................................         6.5
        (a)(1)(B)...................................         6.4
        (a)(2)......................................        N.A.
        (b).........................................         6.7
        (c).........................................         9.4
  317(a)(1).........................................         6.8

        (a)(2)......................................         6.9
        (b).........................................         2.3
  318(a)............................................        11.1
        (b).........................................        N.A.
        (c).........................................        11.1

______________
N.A. means not applicable
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                   ARTICLE 1


                         DEFINITIONS AND INCORPORATION


                                      BY





                                   REFERENCE


Section 1.1    Definitions...............................................   1
Section 1.2    Other Definitions.........................................  22
Section 1.3    Incorporation by Reference of Trust Indenture Act.........  23
Section 1.4    Rules of Construction.....................................  24

                                   ARTICLE 2

                                   THE NOTES

Section 2.1     Form and Dating..........................................  24
Section 2.2     Execution and Authentication.............................  25
Section 2.3     Registrar and Paying Agent...............................  25
Section 2.4     Paying Agent to Hold Money in Trust......................  26
Section 2.5     Holder Lists.............................................  26
Section 2.6     Transfer and Exchange....................................  26
Section 2.7     Replacement Notes........................................  29
Section 2.8     Outstanding Notes........................................  30
Section 2.9     Treasury Notes...........................................  30
Section 2.10    Temporary Notes..........................................  30
Section 2.11    Cancellation.............................................  31
Section 2.12    Defaulted Interest.......................................  31

                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

Section 3.1     Notice to Trustee........................................  31
Section 3.2     Selection of Notes to Be Redeemed........................  32

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
Section 3.3     Notice of Redemption.....................................  32
Section 3.4     Effect of Notice of Redemption...........................  33
Section 3.5     Deposit of Redemption Price..............................  33
Section 3.6     Notes Redeemed in Part...................................  34
Section 3.7     Optional Redemption......................................  34
Section 3.8     Mandatory Redemption.....................................  34
Section 3.9     Offer to Purchase by Application of Excess
                 Proceeds or Excess Harvest Proceeds.....................  35

                                   ARTICLE 4

                                   COVENANTS

Section 4.1     Payment of Notes.........................................  37
Section 4.2     Maintenance of Office or Agency..........................  37
Section 4.3     Reports..................................................  38
Section 4.4     Compliance Certificate...................................  38
Section 4.5     Taxes....................................................  39
Section 4.6     Stay, Extension and Usury Laws...........................  39
Section 4.7     Company and Corporate Existence..........................  39
Section 4.8     Limitation on Additional Indebtedness....................  40
Section 4.9     Limitation on Restricted Payments........................  40
Section 4.10    Limitation on Liens......................................  42
Section 4.11    Limitation on Transactions with Affiliates...............  42
Section 4.12    Limitation on Dividends and Other Payment Restrictions
                Affecting Restricted Subsidiaries........................  43
Section 4.13    Limitation on Sale and Leaseback Transactions............  43
Section 4.14    Limitation on Finance Corp...............................  44
Section 4.15    Line of Business.........................................  44
Section 4.16    Asset Sales..............................................  44
Section 4.17    Limitation on Harvesting.................................  46
Section 4.18    Change of Control........................................  46
Section 4.19    Limitation on Non-Guarantor Restricted Subsidiaries......  47

                                   ARTICLE 5

                                  SUCCESSORS

Section 5.1    Merger, Consolidation or Sale of Assets...................  48
Section 5.2    Successor Person Substituted..............................  49

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.1     Events of Default........................................  50
Section 6.2     Acceleration.............................................  52
Section 6.3     Other Remedies...........................................  52
Section 6.4     Waiver of Past Defaults..................................  52
Section 6.5     Control by Majority......................................  53
Section 6.6     Limitation on Suits......................................  53
Section 6.7     Rights of Holders to Receive Payment.....................  53
Section 6.8     Collection Suit by Trustee...............................  54
Section 6.9     Trustee May File Proofs of Claim.........................  54
Section 6.10    Priorities...............................................  54
Section 6.11    Undertaking for Costs....................................  55

                                   ARTICLE 7

                                    TRUSTEE

Section 7.1     Duties of Trustee........................................  55
Section 7.2     Rights of Trustee........................................  56
Section 7.3     Individual Rights of Trustee.............................  57
Section 7.4     Trustee's Disclaimer.....................................  57
Section 7.5     Notice of Defaults.......................................  57
Section 7.6     Reports by Trustee to Holders............................  58
Section 7.7     Compensation and Indemnity...............................  58
Section 7.8     Replacement of Trustee...................................  59
Section 7.9     Successor Trustee by Merger, etc.........................  60
Section 7.10    Eligibility, Disqualification............................  60
Section 7.11    Preferential Collection of Claims Against Issuers........  60

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1     Option to Effect Legal Defeasance or Covenant
                Defeasance...............................................  60
Section 8.2     Legal Defeasance and Discharge...........................  61
Section 8.3     Covenant Defeasance......................................  61
Section 8.4     Conditions to Legal Defeasance or Covenant Defeasance....  62
Section 8.5     Deposited Money and Government Securities to be Held in
                Trust, Other Miscellaneous Provisions....................  63
Section 8.6     Repayment to Issuers.....................................  63
Section 8.7     Reinstatement............................................  64
Section 8.8     Discharge of Liability on Securities; Defeasance.........  64

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1     Without Consent of Holders...............................  65
Section 9.2     With Consent of Holders..................................  66
Section 9.3     Compliance with Trust Indenture Act......................  67
Section 9.4     Revocation and Effect of Consents........................  67
Section 9.5     Notation on or Exchange of Notes.........................  67
Section 9.6     Trustee to Sign Amendments, etc..........................  68

                                  ARTICLE 10

                         SUBSIDIARY GUARANTEE OF NOTES

Section 10.1    Unconditional Guarantee..................................  68
Section 10.2    Subsidiary Guarantors May Consolidate, etc., on
                Certain Terms............................................  69
Section 10.3    Addition of Subsidiary Guarantors........................  70
Section 10.4    Release of a Subsidiary Guarantor........................  70
Section 10.5    Limitation of Subsidiary Guarantor's Liability...........  71
Section 10.6    Contribution.............................................  71
Section 10.7    Severability.............................................  71

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
                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.1    Trust Indenture Act Controls.............................  72
Section 11.2    Notices..................................................  72
Section 11.3    Communication by Holders with Other Holders..............  73
Section 11.4    Certificate and Opinion as to Conditions Precedent.......  73
Section 11.5    Statements Required in Certificate or Opinion............  74
Section 11.6    Form of Documents Delivered to Trustee...................  74
Section 11.7    Rules by Trustee and Agents..............................  75
Section 11.8    Legal Holidays...........................................  75
Section 11.9    No Recourse Against Others...............................  75
Section 11.10   Duplicate Originals......................................  76
Section 11.11   Governing Law............................................  76
Section 11.12   No Adverse Interpretation of Other Agreements............  76
Section 11.13   Successors...............................................  76
Section 11.14   Benefits of Indenture....................................  76
Section 11.15   Severability.............................................  76
Section 11.16   Counterpart Originals....................................  76
Section 11.17   Table of Contents, Headings, etc.........................  77

     INDENTURE, dated as of November 19, 1997, among U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), U.S. Timberlands Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers"), and State Street Bank and Trust Company, as trustee ("Trustee").


     The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 5/8% Senior Notes due 2007 (the "Notes") of the Issuers, as joint and several obligors.

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1  Definitions.

          "Acquired Indebtedness" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (b) Indebtedness encumbering any asset acquired by such specified Person.

          "Acquisition Facility" means the loan facility of the Company provided for in the Credit Agreement for the purpose of financing acquisitions.

          "Acquisition Principal Amount" means $75.0 million.

          "Adjusted Asset Sales Amount" means $50.0 million as increased by 10% of the purchase price of Asset Acquisitions (other than like-kind exchanges) subsequent to the Issue Date.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

          "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (b) any other Person who is a director or executive officer of (i) such specified Person or (ii) any other Person described in the preceding clause (a). For purposes of this definition, control shall mean the power to direct the management and policies, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of any class, or any series of any class, of Capital Stock of a Person, whether or not Voting Stock, shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person, (c) the acquisition by the Company or any Restricted Subsidiary of the Company of merchantable Timber or Timberlands outside the ordinary course of business, or
(d) the acquisition by the Company or any Restricted Subsidiary of the Company of any division or line of business of any Person (other than a Restricted Subsidiary of the Company).

          "Attributable Debt" means, with respect to any Sale and Leaseback Transaction not involving a Capital Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

          "Available Cash," as to any quarter means: (a) the sum of (i) all cash and cash equivalents of the Company and any Subsidiary of the Company, treated as a single consolidated entity (together the "Partnership Group"), on hand at the end of such quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings for working capital purposes subsequent to the end of such quarter, less (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Manager to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Sections 6.4 or 6.5 of the MLP Partnership Agreement in respect of any one or more of the next four quarters; provided, however, that the Manager may not establish cash reserves pursuant to
(iii) above if the effect of such reserves would be that the Master Partnership is unable to distribute the Minimum Quarterly Distribution (as defined in the MLP Partnership Agreement) on all Common Units (as defined in the

MLP Partnership Agreement) with respect to such Quarter; provided, further, that disbursements made by a member of the Partnership Group or cash reserves established, increased or reduced after the end of such quarter but before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such quarter if the Manager so determines; provided, further, that Available Cash attributable to any Restricted Subsidiary or the Company shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

          "Bank Credit Facility" means the Acquisition Facility and the Working Capital Facility.

          "Board of Directors" means, as applicable, the Board of Directors of the Manager, on behalf of the Company, or of Finance Corp., or any authorized committee of either Board of Directors.


          "Business" means the acquisition, ownership, management and harvesting of Timber and activities reasonably related or incidental thereto.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Change of Control" means (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders or any Person of which one or more Permitted Holders beneficially own in the aggregate at least a majority of the Voting Stock, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the Master Partnership or the Company, (b) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Master Partnership or the Company to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted

Holders or any Person of which one or more Permitted Holders beneficially own in the aggregate at least a majority of the Voting Stock, (c) the merger or consolidation of the Master Partnership or the Company with another partnership, limited liability company or corporation other than a Permitted Holder or any Person of which one or more Permitted Holders beneficially own in the aggregate at least a majority of the Voting Stock, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Master Partnership or the Company, as applicable, is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Master Partnership or the Company, as applicable, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance), (d) the liquidation or dissolution of the Master Partnership, the Company or the Manager, or (e) the occurrence of any transaction, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than a majority of the Voting Stock of the Manager.

          "Common Units" means the common units representing limited partner interests of the Master Partnership, having the rights and obligations specified with respect to Common Units of the Master Partnership.

          "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company and its Restricted Subsidiaries, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and, in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period (including any actual interest payments made with respect to Indebtedness under the Working Capital Facility), and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that (i) Consolidated Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio and (ii) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by (x) in the case of an Asset Acquisition of Timber or Timberlands by the Company or a Restricted Subsidiary during such period, by using the projected net cash flow of the Timber or Timberlands so acquired, based on the harvest plan prepared in the ordinary course of business and in good faith by the Manager, for the first 12 full months of operations of the acquired Timber or Timberlands following the date of the Asset Acquisition; provided that such harvest plan shall not assume the harvesting or sale of more than 10% (or, in the case of an acquisition under a cutting contract with a term of less than 10 years, such higher percentage as shall be equal to the quotient of 100% divided by the term of such cutting contract (expressed in years)) of the total merchantable Timber so acquired in the first 12 full months following the date of the Asset Acquisition; provided further, in determining projected cash flow from acquired Timber or Timberlands, prices shall be assumed to equal the average prices realized by the Company for comparable Timber sold during such period; and (y) in all the cases of all other Asset Acquisitions the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Company and its Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the Company and its Restricted Subsidiaries in the operation of the Company's business at similarly situated facilities. If the applicable Reference Period for any calculation of the Consolidated Fixed Charge Coverage Ratio shall include a portion prior to the date of this Indenture, then such Consolidated Fixed Charge Coverage Ratio shall be calculated based upon the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Fixed Charges of the Company on a pro forma basis for such portion of the Reference Period prior to the Issue Date, giving effect to the transactions occurring on the Issue Date, and the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Fixed Charges for the remaining portion of the Reference Period on and after the Issue Date, giving pro forma effect, as described in the two foregoing sentences, to all applicable transactions occurring on the Issue Date or otherwise. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness (other than Indebtedness referred to in clause (ii) below) determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date; (ii) only actual interest payments associated with Indebtedness incurred in accordance with clause (d) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in such calculation; and (iii) if interest on any Indebtedness actually incurred on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during such period.

          "Consolidated Fixed Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of (i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of the Company and its Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

          "Consolidated Income Tax Expense" means, with respect to the Company and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount, (ii) the net cost under Interest Rate Agreements, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all accrued interest and (b) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means the net income of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (a) net after-tax extraordinary gains or losses, (b) net after-tax gains or losses attributable to Asset Sales to the extent the Net Proceeds therefrom result in the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales since the Issue Date exceeding the Adjusted Asset Sales Amount, (c) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Company or any Restricted Subsidiary, (d) the net income or loss prior to the date of acquisition of any Person combined with the Company or any Restricted Subsidiary in a pooling of interest, (e) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (f) the cumulative effect of any changes in accounting principles.

          "Consolidated Net Worth" means, with respect to the Company and its Restricted Subsidiaries at any date, the consolidated stockholders' equity, partners' capital or members' capital of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity, partners' capital or members' capital attributable to Redeemable Capital Stock as determined in accordance with GAAP.

          "Consolidated Non-cash Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate depreciation, depletion, amortization and any other non-cash charges, in each case reducing Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Contribution Agreement" means the Contribution, Conveyance and Assumption Agreement, dated as of the Issue Date, among the Company, the Master Partnership, the Manager and certain other parties together with the additional conveyance documents and instruments contemplated or referenced thereunder.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuers.


          "Credit Agreement" means the Credit Agreement, dated as of November 19, 1997, among the Company, Bank of America National Trust and Savings Association, as Letter of Credit Issuing Bank and as Agent, and the several financial institutions which are or become parties from time to time thereto, evidencing the Bank Credit Facility, as it may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or replacement facility entered into in compliance with this Indenture.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designation Amount" means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to (a) the net book value of all assets of such Subsidiary at the time of such designation in the case of a Restricted Subsidiary or (b) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.

          "Disinterested Director" means, with respect to any transaction or series of transactions with Affiliates, a member of the Board of Directors of the Manager who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "Event of Default" has the meaning set forth in Section 6.1 hereof.

          "Excess Harvest" means a harvest of Timber (including timber deed, bulk, pay-as-cut and stumpage sales) in excess in the aggregate of the following limitations: (a) 150% of the Planned Volume during any fiscal year of the Company, (b) 140% of the Planned Volume during any period of two consecutive fiscal years of the Company, (c) 130% of the Planned Volume during any period of three consecutive fiscal years of the Company and (d) 120% of the Planned Volume during any period of four consecutive fiscal years of the Company. In the event that the Company or any of its Restricted Subsidiaries sells Timber pursuant to a timber deed, bulk, pay-as-cut or stumpage contract, the Timber shall be deemed harvested in equal monthly amounts over the life of the contract, regardless of when the purchaser actually severs the Timber.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Finance Corp." means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

          "Global Note" means a Note that is issued in global form in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depositary, and that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "Guaranty" as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, cash dividend or other obligation of another, including, without limitation (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" means as applied to any Person (without duplication):

          (a) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit (or reimbursement agreements in respect thereof) which such Person has directly or indirectly created, incurred or assumed (other than obligations with respect to letters of credit securing obligations (other than obligations described in paragraphs (a) through (c) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (b) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

          (c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

          (d) the principal component of any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

          (e) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease;

          (f) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty;

          (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

          (h) any Preferred Stock (other than Redeemable Capital Stock) of any Restricted Subsidiary of such Person that is not a Subsidiary Guarantor valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof; and

          (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary from fluctuations in interest rates.

          "Investment" means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Indenture). The amount involved in Investments made during any period shall be the aggregate cost to the Company and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made).

          "Issue Date" means the date on which the Notes are originally issued.

          "Issuers" means the parties named as such in this Indenture until a successor replaces either such Issuer pursuant to this Indenture and thereafter means the remaining Issuer and the successor.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement.

          "Manager" means U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company, and any successors in the capacity of managing member of the Company (including, if applicable, more than one successor in any such capacity at the same time).

          "Master Partnership" means U.S. Timberlands Company, L.P., a Delaware limited partnership.

          "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

              "MLP Offering" means the public issuance and sale of Common Units of the Master Partnership, concurrent with the issuance of Notes under this Indenture.

              "MLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Master Partnership, as in effect on the Issue Date, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Amount of Unrestricted Investment" means, without duplication, the sum of (a) the aggregate amount of all Investments made after the Issue Date pursuant to subdivision (h) of the definition of Permitted Investment (computed as provided in the last sentence of the definition of Investment) and (b) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

              "Net Proceeds" means, with respect to any Asset Sale or Excess Harvest, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale or Excess Harvest, (b) provisions for all taxes payable as a result of such Asset Sale or Excess Harvest, (c) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale or Excess Harvest, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Excess Harvest and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale or Excess Harvest, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Excess Harvest and (e) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets sold in such Asset Sale or Excess Harvest.

              "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.


              "Notes" means the 95/8% Senior Notes due 2007.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person; provided, however, that any reference to an Officer with respect to the Company shall mean the respective Officer of the Manager.

              "Officers' Certificate" means a certificate signed on behalf of
(i) the Manager (acting on behalf of the Company) by two Officers of the Manager, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Manager, or (ii) Finance Corp. by two Officers of Finance Corp., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp., in either case that meets the requirements of Section 11.5 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be an employee of or counsel to the Company, the Manager, Finance Corp., any of their respective Subsidiaries or the Trustee.

              "Permitted Holders" means (a) John M. Rudey, any member of Mr. Rudey's immediate family, any of Mr. Rudey's lineal descendants and any member of such lineal descendent's immediate family, (b) any trust (to the extent that it is for the benefit of any of the foregoing), (c) any of Rudey Timber Company, L.L.C., U.S. Timberlands Management Company, L.L.C., U.S. Timberlands Holdings, L.L.C. and the Master Partnership, and (d) in the event of the incompetence or death of any of the individuals described in clause (a) above, such individual's estate, executor, administrator, committee or other personal representatives, or beneficiaries.

              "Permitted Indebtedness" means any of the following:

              (a) Indebtedness of the Company evidenced by the Notes;

              (b) Indebtedness outstanding on the Issue Date;

              (c) Indebtedness of the Company or a Restricted Subsidiary incurred for any purpose permitted under the Acquisition Facility, provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the Acquisition Principal Amount;

              (d) Indebtedness of the Company or a Restricted Subsidiary incurred for any purpose permitted under the Working Capital Facility, provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the Working Capital Principal Amount;

              (e) Indebtedness of the Company owing to the Master Partnership or the Manager or an Affiliate of the Master Partnership or the Manager that is unsecured and that is Subordinated

Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $10 million;

              (f) Indebtedness owed by the Company or any Restricted Subsidiary to any Restricted Subsidiary;

              (g) Indebtedness under Interest Rate Agreements;

              (h) Permitted Refinancing Indebtedness;

              (i) Indebtedness of the Company and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workmen's compensation laws and (ii) the repayment of Permitted Indebtedness;

              (j) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default;

              (k) the Subsidiary Guarantees of the Notes (and any assumption of the obligations guaranteed thereby);

              (l) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of Capital Leases, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (1) (together with any Permitted Refinancing Indebtedness with respect thereto) does not exceed $5 million at any time outstanding;

              (m) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (m), not to exceed $10 million.

              For purposes of determining compliance with Section 4.8 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (m) above or is entitled to be incurred pursuant to the first paragraph of such covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of such covenant.

              "Permitted Investments" means any of the following:

              (a) Investments made or owned by the Company or any Restricted Subsidiary in (i) any evidence of Indebtedness with a maturity of 365 days or less issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the United States or any state thereof or the District of Columbia and rated at least "A-l" by S&P or "P-l" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within 365 days from the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P or Moody's, or (vi) money market mutual or similar funds that invest in obligations referred to in clauses (i) through (v) of this definition, in each case having assets in excess of $100.0 million.

              (b) the acquisition by the Company or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person engaged in substantially the same business as the Company such that upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;

              (c) subject to the provisions of subdivision (h) below, the making or ownership by the Company or any Restricted Subsidiary of Investments (in addition to Investments permitted by subdivisions (a), (b), (d), (e), (f) and
(g)) in any Person which is engaged in substantially the same business as the Company, provided that the aggregate amount of all such Investments made by the Company and its Restricted Subsidiaries following the Issue Date and outstanding pursuant to this subdivision (c) and subdivision (h) below shall not at any date of determination exceed 10% of Total Assets (the "Investment Limit"), provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Company and its Restricted Subsidiaries may invest up to $11 million (the "Annual Limit") pursuant to the provisions of this subdivision (c), but the unused amount of the Annual Limit shall not be carried over to any future years;

              (d) the making or ownership by the Company or any Restricted Subsidiary of Investments (i) arising out of loans and advances to employees incurred in the ordinary course of business, (ii) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and
(iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor,

              (e) the creation or incurrence of liability by the Company or any Restricted Subsidiary with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

              (f) the creation or incurrence of liability by the Company or any Restricted Subsidiary with respect to any Interest Rate Agreements;

              (g) the making by the Company or any Restricted Subsidiary of Investments in the Company or another Restricted Subsidiary;

              (h) the making or ownership by the Company or any Restricted Subsidiary of Investments in Unrestricted Subsidiaries; provided that the Net Amount of Unrestricted Investment shall not at any time exceed $5 million (and subject to the limitations specified in subdivision (c) above); and

              (i) the making or ownership by the Company or any Restricted Subsidiary of Investments in Finance Corp.

              "Permitted Liens" means any of the following:

              (a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor;


              (b) Liens of lessors, landlords and carriers, vendors, loggers, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable; and banker's Liens in the nature of rights of setoff arising in the ordinary course of business of the Company and its Subsidiaries in connection with Indebtedness permitted by this Indenture;

              (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

              (d) other deposits made to secure liability to insurance carriers under insurance or self insurance arrangements;

              (e) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;

              (f) any attachment or judgment Lien relating to a judgment that does not constitute an Event of Default;

              (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary or (ii) do not materially impair the value or intended use of the property covered thereby;

              (h) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

              (i) Liens on assets of the Company or any Restricted Subsidiary existing on the Issue Date;

              (j) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company, or existing at the time of acquisition upon any property acquired by the Company or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price or cost of construction or improvement (a "Purchase Money Lien") of property (including, without limitation, Capital Stock and other securities) acquired by the Company or a Restricted Subsidiary; provided that
(i) any such Lien shall be confined solely to such item or items of property and other property which is an improvement to or is acquired for use specifically in connection with such acquired property, or, in the case of construction, related unimproved land, (ii) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to 100% of the purchase price or cost of construction or improvement to the Company and the Restricted Subsidiaries of such property,
(iii) any such Purchase Money Lien shall be created not later than 180 days after the acquisition of such property and (iv) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary of the Company or such acquisition of property by the Company or any Subsidiary;

              (k) easements, exceptions or reservations in any property of the Company or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any Restricted Subsidiary; or

              (l) any Lien renewing or extending any Lien permitted by subdivision (i) or (j), provided that (i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien, and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby.

              "Permitted Refinancing Indebtedness" means Indebtedness incurred by the Company or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Company or any Restricted Subsidiary or any other Indebtedness incurred by the Company or any Restricted Subsidiary pursuant to Section 4.8 hereof, to the extent (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded or refinanced (except that, in the case of the Notes, such Permitted Refinancing Indebtedness may include the redemption premium set forth in Section 3.7 hereof), (b) the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced, and (c) the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Company.

              "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Planned Volume" means, as of the Closing Date, 125 million board feet per calendar year of Timber. In the event of the acquisition of merchantable Timber or Timberlands (other than in a like-kind exchange of Timber or Timberlands for other Timber or Timberlands and other than Timber or Timberlands acquired with the Net Proceeds of an Excess Harvest) constituting an Asset Acquisition, Planned Volume will be increased for 10 years by 10% of the volume of merchantable Timber so acquired; provided that if such Asset Acquisition is made under a cutting contract with a term of less than 10 years, Planned Volume will be increased for each year during the term of the cutting contract by a number of board feet equal to the number of board feet so acquired multiplied by the quotient of 100% divided by the number of years in the cutting contract. In the event of a disposition of merchantable Timber or Timberlands constituting an Asset Sale, Planned Volume will be reduced by 10% of the volume of merchantable Timber sold in such Asset Sale. In the event of an Excess Harvest, Planned Volume will be reduced by 10% of the amount of the Excess Harvest.

              "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock (other than the Common Units) of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

              "Prospectus" means the Prospectus of the Issuers relating to the offering of the Notes.

              "Public Equity Offering" means a public offering by the Master Partnership or the Company of its Capital Stock (other than Redeemable Capital Stock) pursuant to a registration statement declared effective under the Securities Act; provided that the MLP Offering (including any over-allotment option in respect thereof) shall be excluded from the definition of Public Equity Offering.

              "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of the Notes.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Subsidiary" means a Subsidiary of the Company, which, as of the date of determination, is not an Unrestricted Subsidiary of the Company.

              "Sale and Leaseback Transaction" of any Person (a "Transferor") means any arrangement (other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) whereby (a) property (the "Subject Property") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Significant Subsidiary" shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.

              "S&P" means Standard & Poor's Ratings Group, and its successors.

              "Stated Maturity" means, (a) when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and (b) when used with respect to any other Indebtedness, means the date or dates specified in the instrument governing such Indebtedness as the fixed date or dates on which each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, or any installment of interest thereon, is due and payable.

              "Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantee, respectively.

              "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock (or, in the case of a partnership, a majority of the partners' Capital Stock, considering all partners' Capital Stock as a single class) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers, general partners or trustees thereof (or other Person performing similar functions) or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.


              "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under Article 10 hereof.

              "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries, if any, executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the

Indenture and (ii) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under Section 10.2 hereof.

              "Timber" means all crops and all trees, timber, whether severed or unsevered and including standing and down timber, stumps and cut timber, and logs, wood chips and other forest products, whether not located on or hereafter planted or growing in or on the Timberlands or otherwise or now or hereafter removed from the Timberlands or otherwise for sale or other disposition.

              "Timberlands" means, at any date of determination, all real property owned by or leased to the Company that is suitable for Timber production.

              "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA, except as provided in Section
9.3 hereof.

              "Total Assets" means as of any date of determination, the consolidated total assets of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

              "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

              "UCC" means the Uniform Commercial Code as it may be from time to time in effect in the State of New York.

              "Unrestricted Subsidiary" means any Subsidiary of the Company or a Restricted Subsidiary that is designated as such by the Manager, provided that no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by the Company or any Restricted Subsidiary, (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way or (c) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof. Notwithstanding the foregoing, the Company or a Restricted Subsidiary may Guaranty or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Company or a Restricted Subsidiary would be permitted to (a) make an Investment in such Unrestricted Subsidiary pursuant to subdivision (h) of the definition of Permitted Investments and (b) incur the Indebtedness represented by such Guaranty or agreement pursuant to Section 4.8 herein. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation, (a) there exists no Default or Event of Default and (b) if such Unrestricted Subsidiary has, as of the date of such designation, outstanding Indebtedness (other than Permitted Indebtedness), the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing, (a) no Subsidiary may be designated an

Unrestricted Subsidiary if such Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary and (b) Finance Corp. may not be designated an Unrestricted Subsidiary.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

              "Weighted Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

              "Wholly-Owned Restricted Subsidiary" means any Subsidiary of the Company of which 98% of the outstanding Capital Stock is owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly-Owned Restricted Subsidiaries of the Company.
For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

              "Working Capital Facility" means the working capital facility of the Company provided for in the Credit Agreement.

              "Working Capital Principal Amount" means $25.0 million.

Section 1.2   Other Definitions.

                                                  Defined in
     Term                                            Section
     ----                                         ----------
     "Asset Sale"......................                4.16
     "Asset Sale Offer"................                4.16
     "Bankruptcy Law"..................                 6.1
     "Change of Control Offer".........                4.18
     "Change of Control Payment".......                4.18

     "Change of Control Payment Date"..                4.18
     "Covenant Defeasance".............                 8.3
     "Custodian".......................                 6.1
     "Excess Harvest Proceeds".........                4.17
     "Excess Proceeds".................                4.16
     "Funding Subsidiary Guarantor"....                10.6
     "incur"...........................                 4.8
     "Legal Defeasance"................                 8.2
     "Legal Holiday"...................                11.8
     "Offer Amount"....................                 3.9
     "Offer Period"....................                 3.9
     "Paying Agent"....................                 2.3
     "Payment Default".................                 6.1
     "Payment Restrictions"............                4.12
     "Purchase Date"...................                 3.9
     "Registrar".......................                 2.3
     "Restricted Payments".............                 4.9

Section 1.3   Incorporation by Reference of Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security holder" means a Holder of Notes;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" on the Notes means the Issuers, as joint and several obligors, or any successor obligor upon the Notes.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4    Rules of Construction.

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

               (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the date hereof;

               (4)  "or" is not exclusive;

               (5) words in the singular include the plural, and in the plural include the singular;

               (6) provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                   THE NOTES

 Section 2.1   Form and Dating.

               The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               The Notes will initially be issued in the form of a Global Note, substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding

Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

 Section 2.2   Execution and Authentication.


               The Notes shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Manager and on behalf of Finance Corp. by its Chairman of the Board, its Chief Executive Officer, its President or any of its Vice Presidents, under its corporate seal reproduced or imprinted on the Notes by facsimile or otherwise, and shall be attested by the Secretary or any Assistant Secretary of the Manager and Finance Corp.

               If an Officer of the Manager or of Finance Corp. whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the Manager, on behalf of the Company, and of Finance Corp., authenticate Notes for original issue up to $225,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed $225,000,000, except as provided in Section 2.7 hereof.

               The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate of the Issuers.

 Secction 2.3  Registrar and Paying Agent.

               The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7 hereof. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

               The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

 Section 2.4   Paying Agent to Hold Money in Trust.

               The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Notes, and shall notify the Trustee of any default by the Issuers or any Subsidiary Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer or a Subsidiary Guarantor, the Trustee shall serve as sole Paying Agent for the Notes.

 Section 2.5   Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder, and the Issuers shall otherwise comply with TIA (S) 312(a).

 Section 2.6   Transfer and Exchange.

               (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirement for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing.

               (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive
Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

               (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.

               (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, then the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

               (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the

Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (f) Authentication of Definitive Notes in Absence of Depositary. If at any time (i) the Depositary for the Notes notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice or (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture, then each of the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depositary shall instruct the Trustee or the Issuers in writing.

               (g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

               (h) General Provisions with respect to Transfer and Exchanges.

                   (i) To permit registrations of transfers and exchanges, each of the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.9, 4.16, 4.17, 4.18 and 9.5 hereof).

                   (iii) The Registrar shall not be required to register the
                         transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                   (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of each of the Issuers, as joint and several obligors, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                   (v) The Issuers shall not be required to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                          Section 3.2 and ending at the close of business on the day of selection.

                   (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, and interest on, such Note, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                   (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of
                          Section 2.2 hereof.

                   (viii) None of the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes. None of the Issuers nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of the related Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                   (ix) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section
     2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

 Section 2.7   Replacement Notes.

               If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each of the Manager, on behalf of the Company, and of Finance Corp. shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, any Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

               Every replacement Note is an obligation of the Issuers and any Subsidiary Guarantor and shall be entitled to all of the benefits of this Indenture and any Subsidiary Guarantee equally and ratably with all other Notes duly issued hereunder.

 Section 2.9   Outstanding Notes.

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of the Issuers holds a Note. If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any
Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

 Section 2.8   Treasury Notes.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

 Section 2.10  Temporary Notes.

               Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by an Officer of each of the Manager, on behalf of the Company, and of Finance Corp., shall authenticate, definitive Notes in exchange for temporary Notes.

               Until such exchange, Holders of temporary Notes shall be entitled to all of the right, benefit and privileges of this Indenture.

Section 2.11  Cancellation.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation. The Issuers may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers unless by a written order, signed by one Officer of each of the Manager, on behalf of the Company, and of Finance Corp., the Issuers shall direct that cancelled Notes be returned to them.

 Section 2.12  Defaulted Interest.

          If the Issuers or any Subsidiary Guarantor defaults in a payment of interest on the Notes, the Issuers or the Subsidiary Guarantors shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

 Section 3.1   Notice to Trustee.

          If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (a) the Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (iv) the redemption price.

          If the Issuers are required to make an offer to purchase Notes pursuant to the provisions of Sections 4.16, 4.17 or 4.18 hereof, they shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (a) the Section of this Indenture pursuant to which the offer to purchase shall occur, (b) the terms of the offer, (c) the purchase price, (d) the principal amount of the Notes to be purchased, and (e) further setting forth a statement to the effect that (i) the Company or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10 million and the amount of such Excess Proceeds, (ii) the Company and its Subsidiaries have had an Excess Harvest and there are Excess Harvest Proceeds aggregating more than $10 million and the amount of such Excess Harvest Proceeds or (iii) a Change of Control has occurred, as applicable.

 Section 3.2   Selection of Notes to Be Redeemed.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          In the event the Issuers are required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.16 or an Excess Harvest Offer pursuant to
Section 3.9 and Section 4.17, and the amount of the Net Proceeds from the Asset Sale or Excess Harvest is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds or Excess Harvest Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

 Section 3.3   Notice of Redemption.

          Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

               (a)  the redemption date;

               (b)  the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Issuers default in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date; and

               (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.


          At the Issuers' joint request, the Trustee shall give the notice of redemption in the names of the Issuers and at their expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

 Section 3.4   Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

 Section 3.5   Deposit of Redemption Price.

          On or before the redemption date, the Issuers shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amount necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.1 hereof.

 Section 3.6   Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

 Section 3.7   Optional Redemption.


          The Notes are not redeemable prior to November 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:


     YEAR                                               PERCENTAGE
     ----                                               ----------
     2002                                                104.8125%
     2003                                                103.2083%
     2004                                                101.6042%
     2005 and thereafter                                  100.000%



          Notwithstanding the foregoing, at any time on or before November 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued shall be outstanding immediately after such redemption; provided further, that such redemption shall occur within 120 days of the date of the closing of such Public Equity Offering; provided further, that in the event of a Public Equity Offering by the Master Partnership, the Master Partnership contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest thereon to the redemption date) of the Notes to be redeemed.

Section 3.8   Mandatory Redemption.

              The Issuers shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

Section 3.9 Offer to Purchase by Application of Excess Proceeds or Excess Harvest Proceeds.

          Any Asset Sale Offer pursuant to Section 4.16 or Excess Harvest Offer pursuant to Section 4.17 shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.16 or Section 4.18 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Excess Harvest Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Notes as a result of an Asset Sale Offer or Excess Harvest Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Issuers shall comply with the applicable securities laws or regulations and shall not be deemed to have breached their obligations hereunder by virtue thereof.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer or Excess Harvest Offer.

          Upon the commencement of an Asset Sale Offer or Excess Harvest Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Excess Harvest Offer. The Asset Sale Offer or Excess Harvest Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer or Excess Harvest Offer, shall state:

               (a) (i)    in the case of an Asset Sale Offer, that the Asset
          Sale Offer is being made pursuant to this Section 3.9 and Section 4.16 hereof and the length of time the Asset Sale Offer shall remain open and (ii) in the case of an Excess Harvest Offer, that the Excess Harvest Offer is being made pursuant to this Section 3.9 and Section
          4.17 hereof and the length of time the Excess Harvest Offer shall remain open;

               (b) the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Issuers default in making such payments, any Note accepted for payment pursuant to the Asset Sale Offer or Excess Harvest Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or Excess Harvest Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Excess Harvest Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).


          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Excess Harvest Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such

Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon joint written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce by means of a press release the results of the Asset Sale Offer or Excess Harvest Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

          No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.

                                   ARTICLE 4

                                   COVENANTS

Section 4.1   Payment of Notes.

          The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Issuers or any of their Subsidiaries, holds on or before that date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.


          The Issuers shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2   Maintenance of Office or Agency.

          The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers or Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers or Subsidiary Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

Section 4.3   Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, each of the Issuers shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing. Each Issuer and each Subsidiary Guarantor shall also comply with the provisions of TIA (S) 314(a).

Section 4.4   Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries (including Finance Corp.) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer and Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is making or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent certified public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) Each Issuer and Subsidiary Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(d), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuers and the Subsidiary Guarantors are taking or propose to take with respect thereto.

Section 4.5   Taxes.

          Each Issuer shall, and shall cause each of its respective Subsidiaries to, pay prior to delinquency all material taxes, assessment, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.6   Stay, Extension and Usury Laws.

          Each Issuer and any Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers and any Subsidiary Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7   Company and Corporate Existence.

          Subject to Section 4.16 and Article 5 hereof, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its limited liability company or corporate existence, as the case may be, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Manager on behalf of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.8   Limitation on Additional Indebtedness.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur"), any Indebtedness (including, without limitation, any Redeemable Capital Stock and Acquired Indebtedness), unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.

          Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

Section 4.9   Limitation on Restricted Payments.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary of the Company and (iii) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis), (including, in the case of the Company, to the Manager)),

               (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary of the Company),

               (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any

          Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company), or

               (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter during which such Restricted Payment is made, shall not exceed (1) if the Consolidated Fixed Charge Coverage Ratio of the Company shall be greater than
1.75 to 1, an amount equal to Available Cash for the immediately preceding fiscal quarter or (2) if the Consolidated Fixed Charge Coverage Ratio of the Company shall be equal to or less than 1.75 to 1, an amount equal to the sum of
(x) $7.5 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2) (x) during the period ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Restricted Payment and beginning on the later of (I) the Issue Date and (II) the first day of the sixteenth full fiscal quarter immediately preceding the date of such Restricted Payment, plus (y) the aggregate net cash proceeds of any substantially concurrent (I) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) or (II) issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary of the Company) (excluding any cash proceeds received pursuant to any transaction occurring on or prior to the Issue Date). The amount of any such Restricted Payment, if other than cash, shall be the fair market value (as determined in good faith by the Board of Directors of the Manager) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

          None of the foregoing provisions will prohibit: (a) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (b) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) or (ii) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash; or (c) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) or (ii) issue and sale of (A) Capital Stock (other than Redeemable

Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary of the Company) or (B) Indebtedness of the Company issued to any Person (other than a Restricted Subsidiary of the Company), so long as such Indebtedness is Permitted Refinancing Indebtedness; provided, however, in each case, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash. In computing the amount of Restricted Payments previously made for purposes of the preceding paragraph, Restricted Payments made under clause (a) shall be included and Restricted Payments made under clauses (b) and (c) shall not be so included.

Section 4.10  Limitation on Liens.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, upon any of its respective property or assets, whether owned on the Issue Date or thereafter acquired, unless the Notes and the Subsidiary Guarantees, as applicable, are secured equally and ratably with (or prior to, in the case of the Subordinated Indebtedness) the obligations secured by such Lien.

Section 4.11  Limitation on Transactions with Affiliates.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services), with, or for the benefit of, any Affiliate of the Company, unless
(a) such transaction or series of related transactions is between the Company and its Restricted Subsidiaries or between two Restricted Subsidiaries or (b)
(i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company or a Restricted Subsidiary and (ii) with respect to (A) a transaction or series of transactions involving aggregate payments or value equal to or greater than $5 million, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (i) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Manager (including a majority of the Disinterested Directors) and (B) a transaction or series of transactions involving aggregate payments or value equal to or greater than $10 million, the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting or investment banking firm of national standing; provided, however, that this Section 4.11 will not apply to (i) any employment agreement, stock option agreement, restricted stock agreement, consulting agreement or similar agreement entered into in the ordinary course of business, (ii) transactions permitted by the provisions of the Indenture set forth in Section 4.9 hereof,
(iii) any agreement in effect on the Issue Date or any amendment thereto (so long as such amendment is no less favorable to the holders of the Notes than the original agreement as in effect on the Issue Date) and any transactions contemplated thereby, (iv) any transaction described in the Prospectus under the caption "Certain

Relationships and Related Transactions" and (v) the payment of reasonable fees to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, the Manager or any Restricted Subsidiary in the ordinary course of business.

Section 4.12 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rules or regulations, or any order or ruling by any governmental authority; (ii) any agreement in effect at or entered into on the Issue Date (including, without limitation, the Credit Agreement) or any agreement relating to any Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Permitted Indebtedness are no more restrictive with respect to such Payment Restrictions than those set forth in the Credit Agreement as in effect on the Issue Date; (iii) customary non-assignment provisions of any contract, license or any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (iv) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired; (vi) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (vii) any agreement or other instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary (or of a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties, assets or Subsidiaries of the Person, so acquired; (viii) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument; or (ix) Permitted Refinancing Indebtedness, provided that the encumbrances or restrictions of the type referred to in clause (a),
(b), (c), or (d) above, contained in agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreement governing the Indebtedness being refinanced.

Section 4.13  Limitation on Sale and Leaseback Transactions.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale and Leaseback Transactions with respect to property acquired or constructed after the Issue Date; provided that (a) the Company or such Restricted Subsidiary would be permitted under this Indenture to incur Indebtedness secured by a Lien on such property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or (b) the lease in such Sale and Leaseback Transaction is for a term not in excess of the lesser of (i) three years and (ii) 60% of the remaining useful life of such property.

Section 4.14  Limitation on Finance Corp.

          In addition to the restrictions set forth under Section 4.8 hereof, Finance Corp. may not incur any Indebtedness unless (a) the Company is a co-obligor and guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Company, used to acquire outstanding debt securities issued by the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitation of this Section 4.14. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company.

Section 4.15  Line of Business.

          The Company and its Restricted Subsidiaries will not engage to any material extent in any business other than the Business.

Section 4.16  Asset Sales.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, (a) sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business and consistent with past practice (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of this Indenture set forth under Section 4.18 hereof or Article 5 hereof and not by the provisions of this Section 4.16) or (b) issue or sell Capital Stock of any of its Restricted Subsidiaries, in the case of either clause (a) or (b) above, whether in a single transaction or a series of related transactions that has a fair market value (as determined in good faith by the Board of Directors of the Manager) in excess of $1.0 million or for net cash proceeds of $1.0 million (each of the foregoing, an "Asset Sale"), unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Manager) of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that the amount of
(A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days of such Asset Sale, shall be deemed to be cash for purposes of this provision; and provided further, that the 75% limitation referred to in this clause (ii) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (a) any transfer of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to a Restricted Subsidiary of the Company, (b) any transfer of assets pursuant to a Permitted Investment, (c) the sale of Timberlands in a like-kind exchange for a like interest in other Timberlands having a fair market value (as determined in good faith by the Board of Directors of the Manager) at least equal to the fair market value (as determined in good faith by the Board of Directors of the Manager) of the Timberlands sold,
(d) the sale of not more than 10,000 acres in the aggregate of Timberlands designated in good faith by the Board of Directors of the Manager for a higher and better use, (e) a disposition of obsolete equipment in the ordinary course of business, (f) any sale of Capital Stock of, or Indebtedness or other securities of, an Unrestricted Subsidiary, and (g) timber deed, bulk, pay-as-cut and stumpage sales in the ordinary course of business.

          In the event that the aggregate Net Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales exceed the Adjusted Asset Sales Amount since the Issue Date, within 270 days after the date such aggregate Net Proceeds exceed such amount (or such longer period as may be required to comply with any agreement in effect on the Issue Date), the Company, at its option, shall apply the amount of such aggregate Net Proceeds (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clauses (a) or (b) below) to (a) reduce senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary (with a permanent reduction of availability in the case of the Working Capital Facility) or (b) make, or commit, pursuant to a binding written contract (provided that the contract is consummated substantially in accordance with the terms thereof within 30 days after the end of the 270-day period), to make, an investment in assets used or useful in the Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Bank Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any such Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.17  Limitation on Harvesting.

          In the event that the Company or any of its Restricted Subsidiaries receive any Net Proceeds from one or more Excess Harvests, within 270 days after the date of such receipt (or such longer period as may be required to comply with any agreement in effect on the Issue Date), the Company, at its option, shall apply the amount of such aggregate Net Proceeds (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clauses (a) or (b) below) to (a) reduce senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary (with a permanent reduction of availability in the case of the Working Capital Facility) or (b) make, or commit, pursuant to a binding written contract (provided that the contract is consummated substantially in accordance with the terms thereof within 30 days after the end of the 270-day period), to make, an investment in assets used or useful in the Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Bank Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any such Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Harvest Proceeds." When the aggregate amount of Excess Harvest Proceeds exceeds $10 million, the Issuers shall make an offer to all holders of Notes (an "Excess Harvest Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Harvest Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Harvest Offer is less than the Excess Harvest Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Harvest Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Excess Harvest Offer, the amount of Excess Harvest Proceeds shall be reset at zero.

Section 4.18  Change of Control.

          Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder stating: (a) that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered will be accepted for payment; (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (c) that any Note not tendered will continue to accrue interest; (d) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (e) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (h) the material circumstances and material facts regarding such Change of Control.

          The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          On the Change of Control Payment Date, the Issuers will, to the extent lawful, (a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent therefor an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate amount of the Notes or portions thereof tendered to the Issuers. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this
Section 4.18, the Issuers shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

Section 4.19  Limitation on Non-Guarantor Restricted Subsidiaries.


          The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless: (a) (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture in the form of Exhibit B hereto providing for a Subsidiary Guarantee of the Notes by such Restricted Subsidiary and (ii), with respect to any guarantee of Subordinated Indebtedness by a Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; and (b) such Subsidiary waives, and agrees not to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; provided that this covenant shall not be applicable to any guarantee of any Subsidiary that (A) existed at the time such Person became a Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Further, a pledge of assets to secure any Indebtedness for which the pledgor is not otherwise liable shall not be considered a guarantee.


          Any Subsidiary Guarantee made pursuant to this Section 4.19 hereof shall provide by its terms that it shall be automatically and unconditionally released upon the occurrence of the events described in the first paragraph of
Section 10.4 hereof.

                                   ARTICLE 5

                                   SUCCESSORS

Section 5.1  Merger, Consolidation or Sale of Assets.

          (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving Person, or the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture;
(c) immediately after such transaction no Default or Event of Default exists; and (d) the Company or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof. Notwithstanding the foregoing clause (d), any Restricted Subsidiary (other than Finance Corp.) may consolidate or merge with or into, or dispose of all or any part of its properties or assets to, the Company.

          (b) Finance Corp. may not consolidate or merge with or into (whether or not Finance Corp. is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) Finance Corp. is the surviving Person, or the Person formed by or surviving such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly-Owned Restricted Subsidiary of the Company; (b) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and (c) immediately after such transaction no Default or Event of Default exists.

          (c) The Company or Finance Corp., as the case may be, shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraphs (a) and (b) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.2   Successor Person Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or Finance Corp. in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company or Finance Corp. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company," "Finance Corp." or the "Issuers," as the case may be, shall refer to or include instead the successor Person and not the Company or Finance Corp., as the case may be), and may exercise every right and power of the Company or Finance Corp., as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Finance Corp., as the case may be, herein.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.1   Events of Default.

          An "Event of Default" occurs if:

               (a) default by the Issuers or any Subsidiary Guarantors in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase or otherwise); or

               (b) default by the Issuers or any Subsidiary Guarantors in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

               (c) failure to perform or observe any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or the Indenture (other than a default specified in clause (a) or (b) above) and such default continues for a period of 60 days after written notice of such default requiring the Issuers to remedy the same shall have been given (i) to the Issuers or such Subsidiary Guarantor by the Trustee or (ii) to the Issuers and the Trustee by Holders of 25% in aggregate principal amount of the Notes then outstanding; or

               (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness, which default (i) is caused by a failure to pay at its Stated Maturity or within the applicable grace period, if any, provided with respect to such Indebtedness, principal, premium or interest with respect to Indebtedness of the Company or a Restricted Subsidiary (collectively, a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; or


               (e) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal) shall be rendered against the Master Partnership, the Company, any Restricted Subsidiary or the Manager for the payment of money in excess of $10 million in the aggregate (other than that portion of a final judgment as to which a reputable insurance company has accepted liability) and such judgments shall not be discharged or execution thereon stayed pending appeal or review within 60 days after entry of such judgment, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or

               (f) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture); or

               (g) the Company, Finance Corp. or any of their respective Significant Subsidiaries that are Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:


                    (i)    commences a voluntary case,


                    (ii) consents to the entry of an order for relief against it in an involuntary case,


                    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,


                    (iv) makes a general assignment for the benefit of its creditors,


                    (v) admits in writing its inability to pay debts as the same become due; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                    (i) is for relief against the Company, Finance Corp. or any of their respective Significant Subsidiaries that are Restricted Subsidiaries in an involuntary case,


                    (ii) appoints a Custodian of the Company, Finance Corp. or any of their respective Significant Subsidiaries that are Restricted Subsidiaries or for all or substantially all of their property,


                    (iii) orders the liquidation of the Company, Finance Corp. or any of their respective Significant Subsidiaries that are Restricted Subsidiaries,

          and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2  Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default relating to the payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

Section 6.3  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4  Waiver of Past Defaults.

          Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5  Control by Majority.

          The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

Section 6.6  Limitation on Suits.

          A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from either Issuer;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.7  Rights of Holders to Receive Payment.


          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer, an Asset Sale Offer and an Excess Harvest Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8   Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9   Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including any Subsidiary Guarantor), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

Section 6.10  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

          Third:   to the Issuers or to such party as a court of competent
jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes.

Section 6.11  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.1  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) This paragraph does not limit the effect of paragraph (b) of this Section.

               (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2  Rights of Trustee.

          Subject to the provisions of (S)(S) 315(a) through 315(d) of the TIA:

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Manager, on behalf of the Company or by an Officer of Finance Corp.

Section 7.3  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the Holder or pledgee of Notes and may otherwise deal with either the Issuer or any Subsidiary Guarantor or an Affiliate of either the Issuer or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, supplied to the Issuers are true and accurate subject to the qualifications set forth therein.

Section 7.5  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1 (a) or (b), the Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of Holders of Notes.

Section 7.6  Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed.

Section 7.7  Compensation and Indemnity.

          The Issuers and any Subsidiary Guarantor shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

          The Issuers and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Issuers and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Subsidiary Guarantors of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Issuers and the Subsidiary Guarantors need pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuers and the Subsidiary Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          The Issuers and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

          To secure the Issuers' and the Subsidiary Guarantors' payment obligations in this Section, the Issuers and the Subsidiary Guarantors hereby grant to the Trustee a Lien prior to the

Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.


          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a) or (b) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:


               (a)  the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, the Subsidiary Guarantors or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9   Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility, Disqualification.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee is subject to TIA (S) 310(b).

Section 7.11  Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuers may, at their option and at any time, in each case evidenced by a resolution set forth in an Officers' Certificate, elect to apply either Section 8.2 or 8.3 hereof to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2  Legal Defeasance and Discharge.

          Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers and any Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, have all of their obligations discharged with respect to all outstanding Notes and any Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and Subsidiary Guarantors' obligations in connection therewith and (d) this Article
8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof.

Section 8.3  Covenant Defeasance.


          Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, each of the Issuers and Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
4.17, 4.18, 4.19 and 10.2 and Article 5 hereof with respect to the outstanding Notes and Subsidiary Guarantors on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c), 6.1(d) and 6.1(e) hereof, and Sections 6.1(g) and 6.1(h) hereof with respect to any Restricted Subsidiary that is a Significant Subsidiary, shall not constitute Events of Default.

Section 8.4  Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

          (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(g) or 6.1(h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violations of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either of the Issuers or any of their respective Restricted Subsidiaries or Subsidiary Guarantors is a party or by which either of the Issuers or any of their respective Restricted Subsidiaries or Subsidiary Guarantors is bound;

          (f) on or prior to the 91st day following the deposit, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers or the Subsidiary Guarantors with the intent of preferring the Holders over any other creditors of the Issuers or the Subsidiary Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or the Subsidiary Guarantors or others; and

          (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5 Deposited Money and Government Securities to be Held in Trust, Other Miscellaneous Provisions.

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4. hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Sectoion 8.6  Repayment to Issuers.


     (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the joint request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


     (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon their joint request any money held by them for the payment of principal, interest or premium, if any, that remains unclaimed for one year after such principal, interest or premium, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Issuers for payment of such money as secured creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.7  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and Subsidiary Guarantors' obligations under this Indenture, the Subsidiary Guarantors and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may, provided that, if the Issuers or the Subsidiary Guarantors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8  Discharge of Liability on Securities; Defeasance.


          When (a)(i) the Issuers deliver to the Trustee all outstanding Notes for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, (b) the Issuers irrevocably deposit with the Trustee money sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and premium thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable hereunder by the Issuers, and (c) if the Notes have been called for redemption and the redemption date has not occurred, the Issuers jointly deliver to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such actions and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such actions had not occurred, then this Indenture shall cease to be of further effect except for (i) the provisions set forth in Article 2, Sections 4.2, 7.7 and 8.6 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Issuers' obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture on joint demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

                                   ARTICLE 9


                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1  Without Consent of Holders.


          The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, any Subsidiary Guarantee or the Notes without the consent of any Holder of Notes:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for the assumption of the Issuers' and Subsidiary Guarantors' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to add or release any Subsidiary Guarantor pursuant to the terms hereunder (provided that such addition or release will not adversely affect the interests of the Holders in any material respect);

          (e) to make any change that could provide additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.


     Upon the joint request of the Issuers, accompanied by a resolution of the Board of Directors of the Manager on behalf of the Company and the Board of Directors of Finance Corp., authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Issuers and any Subsidiary Guarantor in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2  With Consent of Holders.

          The Issuers, the Subsidiary Guarantors and the Trustee, as applicable, may amend this Indenture, any Subsidiary Guarantee or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and, subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or any Subsidiary Guarantor with any provision of this Indenture, any Subsidiary Guarantee or the Notes.


          Upon the joint request of the Issuers, accompanied by a resolution of the Board of Directors of the Manager on behalf of the Company and the Board of Directors of Finance Corp., authorizing the execution of any such supplemental indenture, amendment or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers and any Subsidiary Guarantor in the execution of such supplemental indenture or amendment unless such supplemental indenture, amendment or waiver affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment or waiver.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After a supplemental indenture, amendment or waiver under this Section becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the supplemental indenture, amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note, alter the optional redemption provisions of any Note or reduce the prices at which the Issuers shall offer to purchase such Notes pursuant to Sections 3.9, 4.16, 4.17 and 4.18 hereof, provided, however, that such Sections 3.9, 4.16, 4.17 and 4.18 may otherwise be amended or deleted in accordance with the requirements of this Section 9.2;

          (c) reduce the rate of or change the time for payment of interest on any Notes;

          (d) waive a Default in the payment of principal or premium, if any, or interest (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f)  make any change in Section 6.4 or 6.7 hereof;

          (g) waive a redemption payment with respect to any Note (other than an offer to purchase Notes under Section 4.16, 4.17 or 4.18);

          (h) release any Subsidiary Guarantee other than in accordance hereunder; or

          (i)  make any change in this sentence of Section 9.2.

Section 9.3  Compliance with Trust Indenture Act.

          Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4  Revocation and Effect of Consents.

          Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

          The Issuers may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (a) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (b) such other date as the Issuers shall designate.

Section 9.5  Notation on or Exchange of Notes.


          The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Subsidiary Guarantors) that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6   Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment, supplemental indenture or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Issuers in accordance with its terms. The Issuers and the Subsidiary Guarantors may not may sign an amendment, supplemental indenture or waiver until the Board of Directors of the Manager on behalf of the Company or the Board of Directors of Finance Corp. approves it.

                                  ARTICLE 10

                         SUBSIDIARY GUARANTEE OF NOTES

Section 10.1  Unconditional Guarantee.

          Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder and to the Trustee the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Issuers whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof (subject, however, to the limitations set forth in Section 10.5).

          Each Subsidiary Guarantee shall be an unsecured general obligation of the Subsidiary Guarantor and rank senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantor and pari passu in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantor.


          Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations pursuant to its Subsidiary Guarantee shall be unconditional irrespective of the validity, regularity or enforceability of this Indenture, the Notes, the obligations of the Issuers under this Indenture or the Notes or any other Subsidiary Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers or any other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Subsidiary Guarantor. Each Subsidiary Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against the Issuers or any other Subsidiary Guarantor, protest, notice, notice of intent to accelerate, notice of acceleration and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in its Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Subsidiary Guarantor, any amount paid by the Issuers or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 of the Indenture and subject to the rescission thereof as provided therein, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee or collection.

Section 10.2  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

          (a) Except as set forth in Article 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any disposition of assets to the Company or another Subsidiary.

          (b) Except as set forth in Article 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger or sale of a Subsidiary Guarantor with or into a Person other than an Issuer or a Subsidiary Guarantor (regardless of whether an Affiliate of such Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a Person other than an Issuer or another Subsidiary Guarantor (regardless of whether an Affiliate of such Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, (a) that if such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition results in a surviving Person (other than the Company) who is not a Subsidiary Guarantor, then the Person surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition has been made agrees to assume such Subsidiary Guarantor's Guarantee and all its obligations arising under this Indenture (except to the extent that Section 10.4 would result in the release of such Subsidiary Guarantee and obligations) and (b) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor in accordance with this paragraph (b) of Section 10.2, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, a Subsidiary Guarantor under this Indenture with the same effect as if such successor had been named as a Subsidiary Guarantor herein.

Section 10.3  Addition of Subsidiary Guarantors.


          Any Restricted Subsidiary may become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture in the form set forth in Exhibit B hereto. In addition, in order to become a Subsidiary Guarantor, such Restricted Subsidiary shall provide the Trustee with an Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 10.4  Release of a Subsidiary Guarantor.


          Upon (a) (i) the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor or (ii) the merger or consolidation of a Subsidiary Guarantor with or into another Person or the sale of all or substantially all of the assets of a Subsidiary Guarantor to another Person, in either case pursuant to a transaction that is in compliance with this Indenture (including as described in Section 10.2 hereof) or (b) the release of all guarantees by a Subsidiary Guarantor of Indebtedness of the Company, such Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its Subsidiary Guarantee and all of its obligations in respect of this Indenture.


          Except as provided in this Section 10.4, a Subsidiary Guarantor may not otherwise be released from its Subsidiary Guarantee and its related obligations hereunder and this Subsidiary Guarantee is a continuing guarantee which shall remain in full force and effect until payment in full of the Notes and all other amounts payable under this Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing a release of a Subsidiary Guarantee pursuant to this Section 10.4 upon receipt of a request by the Company accompanied by an Officer's Certificate and an Opinion of Counsel certifying that such release was made in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for all amounts due on the Notes as provided in this Article 10.

Section 10.5  Limitation of Subsidiary Guarantor's Liability.

          By becoming a Subsidiary Guarantor, each Subsidiary Guarantor shall be deemed to confirm, and by its acceptance of any Note, each Holder, confirms that it is the intention of all Holders and all parties to this Indenture that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.6, as will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 10.5 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to the Bank Credit Facility shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under its Subsidiary Guarantee.

Section 10.6  Contribution.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, distributions, damages and expenses incurred by the

Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to any Subsidiary Guarantee.


Section 10.7  Severability.

          In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.1  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.2  Notices.

          Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:


          If to the Issuers or any Subsidiary Guarantor:

          U.S. Timberlands Klamath Falls, L.L.C.
          U.S. Timberlands Finance Corp.
          6400 Highway 66
          Klamath Falls, Oregon  97601
          Attention: President
          Telecopier No.:  (541) 882-8872

          If to the Trustee:

          State Street Bank and Trust Company
          777 Main Street
          Hartford, Connecticut  06815
          Attn:Michael Hopkins
          Telecopier No.:  (860) 986-7920

          The Issuers, the Subsidiary Guarantors or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

          All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          If the Issuers mail a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3  Communication by Holders with Other Holders.

          Holders of Notes may communicate pursuant to TIA (S) 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.4  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by an Issuer or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Issuer or Subsidiary Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; and

provided, however, in the case of any such application or request as to which the furnishing of such certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 11.5  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 11.6  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Issuers, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.7  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.8  Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.9  No Recourse Against Others.

          (a) No member of the Company or director, officer, employee, partner or stockholder of the Master Partnership, the Manager, Finance Corp. or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers and the Subsidiary Guarantors under the Notes, the Subsidiary Guarantors or this Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

          (b) Except as provided for in any Subsidiary Guarantee, the obligations of the Issuers under this Indenture and the Notes will be non-recourse to the Manager and the Master Partnership (and their respective affiliates (other than the Issuers)) and payable only out of the cash flow and assets of the Issuers. The Trustee agrees, and each Holder of a Note, by accepting a Note, will be deemed to have agreed in this Indenture that neither the Manager nor its assets nor the Master Partnership nor its assets (nor any of their respective affiliates (other than the Issuers) nor their respective assets) shall be liable for any of the obligations of the Issuers under this Indenture or the Notes (except as provided for by any Subsidiary Guarantee). In addition, neither the Manager nor the Holders of Notes will have any right to require the Company to make distributions to the Master Partnership.

          (c) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

Section 11.10 Duplicate Originals.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.11 Governing Law.

          This Indenture, the Notes and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 11.12 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13 Successors.

          All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14 Benefits of Indenture.

          Nothing in this Indenture, the Notes or the Subsidiary Guarantees, expressed or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.15 Severability.

          In case any provision in this Indenture, the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.16 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.17 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                         [signatures on following page]

                                  SIGNATURES

          IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.

                              U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                              By: U.S. Timberlands Services Company, L.L.C.
                                    as Managing Member


                              By:_____________________________________
                                    Name:
                                    Title:

                              U.S. TIMBERLANDS FINANCE CORP.


                              By:_____________________________________
                                    Name:
                                    Title:


                              STATE STREET BANK AND TRUST COMPANY


                              By:_____________________________________
                                    Name:
                                    Title:

                                   EXHIBIT A
                                [Face of Note]

                    U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                        U.S. TIMBERLANDS FINANCE CORP.


                            9% SENIOR NOTE DUE 2007


No.                                                         $


                     CUSIP NO. 912737AA1


          U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company, and U.S. Timberlands Finance Corp., a Delaware corporation, jointly and severally, promise to pay to __________________or registered assigns the principal sum of ___________ Dollars on November 15, 2007.


          Interest Payment Dates:  May 15 and November 15


          Record Dates:  May 1 and November 1

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated:    November 19, 1997

[Seal]                              U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

Attest:                               BY: U.S. TIMBERLANDS SERVICES
                                          COMPANY, L.L.C.,
By:________________________               its Managing Member

                                          By:_________________________



[Seal]                              U.S. TIMBERLANDS FINANCE CORP.

Attest:

By:                                       By:

Additional provisions of this Note are set forth on the other side of this Note.

Certificate of Authentication:




State Street Bank and Trust Company, as
Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:__________________________________________




Authorized Signature




     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

_______________
/1/    This paragraph should be included only if the Note is issued in global form.

                               [Reverse of Note]

                    U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                        U.S. TIMBERLANDS FINANCE CORP.


                            9% SENIOR NOTE DUE 2007


     1. Interest. U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), and U.S. Timberlands Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 9 % per annum from November 19, 1997 until maturity. The Issuers will pay interest semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from November 19, 1997; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 1998. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


     2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal of, and interest and premium, if any, on, the Global Note. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

     4. Indenture. The Issuers issued the Notes under an Indenture, dated as of November 19, 1997 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior general obligations of the Issuers limited to $225,000,000 aggregate principal amount. Under certain circumstances, the Notes may become obligations of the Subsidiary Guarantors.


     5. Optional Redemption. The Notes are not redeemable prior to November 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:


               Year                 Percentage
               ----                 ----------
               2002...............  104.8125%
               2003...............  103.2083%
               2004...............  101.6042%
               2005 and thereafter  100.0000%



     Notwithstanding the foregoing, at any time on or before November 15, 2000, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued shall be outstanding immediately after such redemption; provided further, that such redemption shall occur within 120 days of the date of the closing of such Public Equity Offering; provided further, that in the event of a Public Equity Offering by the Master Partnership, the Master Partnership contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest thereon to the redemption date) of the Notes to be redeemed.

     6. Notice of Redemption. Notice of redemption will be mailed by first class mail to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Issuers shall default in the payment of the redemption price or accrued interest).

     7. Change of Control. In the event of a Change of Control of the Company, the Issuers shall be required to make an offer to purchase all or any portion of each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

     8. Asset Sale Offer. In the event of certain Asset Sales, the Issuers may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest, if any, to the Purchase Date.


     9. Excess Harvest Offer. In the event of an Excess Harvest, the Issuers may be required to make an Excess Harvest Offer to purchase the maximum principal amount of Notes that may be purchased out of Excess Harvest Proceeds, at 100% of the principal amount thereof plus accrued interest, if any, to the Purchase Date.


     10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company and Finance Corp. to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of their respective properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property, to harvest Timber and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

     12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Issuers, the Trustee nor any Agent shall be affected by notice to the contrary.


     13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Issuers at their joint request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Issuers may amend or supplement the Indenture, any Subsidiary Guarantee or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's and Subsidiary Guarantor's obligations to holders of the Notes in the case of merger or consideration, to add or release any Subsidiary Guarantor pursuant to the terms of the Indenture or to make any change that does not adversely affect the rights of any Holder.

     15. Defaults and Remedies. An event of default generally is: default by the Issuers or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Issuers or any Subsidiary Guarantor in payment of principal of or premium, if any, on the Notes; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Issuers for 60 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Issuers; the cessation, or assertion of cessation by the Issuers or any Subsidiary Guarantor, of any Subsidiary Guarantee; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to either of the Issuers or any Significant Subsidiaries, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.


     16. Subsidiary Guarantees. Subject to the limitations set forth in the Indenture and any future Subsidiary Guarantees, the payment of principal of, premium, if any, and interest on the Notes will be guaranteed by any future Subsidiary Guarantors.


     17. Trustee Dealings with Issuers. State Street Bank and Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

     18. No Recourse Against Others. No member of the Company, director, officer, employee, or stockholder of the Master Partnership, the Manager, Finance Corp. or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers and the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


     The obligations of the Issuers under the Indenture and the Notes will be non-recourse to the Manager and the Master Partnership (and their respective Affiliates (other than the Issuers)), and payable only out of the cash flow and assets of the Issuers. The Trustee has, and each Holder of a Note, by accepting a Note, will be deemed to have agreed in the Indenture that neither the Manager nor its assets nor the Master Partnership nor its assets (nor any of their respective Affiliates (other than the Issuers)) nor their respective assets, shall be liable for any of the obligations of the Issuers under the Indenture or the Notes (except as provided in the Subsidiary Guarantees). In addition, neither the Issuers nor the Holders of Notes will have any right to require the Company to make distributions to the Master Partnership.


     19. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.


     20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to U.S. Timberlands Klamath Falls, L.L.C., 6400 Highway 66, Klamath Falls, Oregon 97601, Attention:
Secretary.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:



________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________ as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Your Signature:


          _________________________________________________________________
          (Sign exactly as your name appears on the other side of this Note)


Date:______________________________

Signature Guarantee:_______________________

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.16, Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

     Section 4.16 [_]      Section 4.17 [_]        Section 4.18 [_]

     If you want to have only part of this Note purchased by the Issuers pursuant to Section 4.16, Section 4.17 or Section 4.18 of the Indenture, state the amount (in integral multiples of $1,000):



$________________________


Date:____________________                    Signature:_______________________
                                                       (Sign exactly as your
                                                       name appears on the other
                                                       side of this Note)



Signature Guarantee:____________________________________________________________

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE*

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                 Principal Amount
                         Amount of            Amount of        of this Global Note      Signature of
                        decrease in          increase in         following such      authorized officer
                      Principal Amount     Principal Amount         decrease             Trustee or
Date of Exchange    of this Global Note  of this Global Note     (or increase)        Note Custodian
------------------  -------------------  -------------------  -------------------   ------------------

_______________
      *   This should be included only if the Note is issued in global form.

                                   EXHIBIT B


                      FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS


          Supplemental Indenture (this "Supplemental Indenture"), dated as of _________________, between _______________ (the "Guarantor"), a subsidiary of
U.S. Timberlands Klamath Falls, L.L.C., (or its successor), a Delaware limited liability company (the "Company"), and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H


          WHEREAS, the Company and U.S. Timberlands Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers") have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 19, 1997, providing for the issuance of an aggregate principal amount of $225,000,000 of 9% Senior Notes due 2007 (the
"Notes");


          WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company may cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and


          WHEREAS, pursuant to Section







                                      B-1
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                                      B-2

9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.


          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


          2. Agreement to Guarantee. The Guarantor hereby agrees that its obligations to the Holder and the Trustee pursuant to this Subsidiary Guarantee shall be as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.


          3.   Execution and Delivery of Subsidiary Guarantee.


               (A) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.


               (B) Notwithstanding the foregoing, the Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.


               (C) If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.


               (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.


          4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


          5. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the Subsidiary Guarantee.


          6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:                                   [Guarantor]

                                         By:
                                         Name:
                                         Title:

Dated:
                                         as Trustee

                                         By:
                                         Name:
                                         Title:

                                   EXHIBIT C


                        FORM OF NOTATION ON SENIOR NOTE
                       RELATING TO SUBSIDIARY GUARANTEE


          Each Subsidiary Guarantor set forth below which in accordance with
Section 4.19 of the Indenture is required to guarantee the obligations of the Issuers under the Notes upon execution of a counterpart of the Indenture, has unconditionally, jointly and severally guaranteed the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Issuers, whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest, on the Notes, to the extent lawful, all in accordance with the terms hereof and of the Indenture.


          The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.


          This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers' obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.


          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.



                                         By:

                                             Name:
                                             Title:

                                      C-1